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                                                                   EXHIBIT 10.06

                                  AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT


        This Amendment to Executive Employment Agreement, dated as of April 22, 1999 (the "Amendment"), to the Executive Employment Agreement, dated as of __________________ (the "Agreement"), between PacifiCare Health Systems, Inc., a Delaware corporation, and __________________, an individual ("Executive"), hereby amends the Agreement as follows:

        1. The Agreement is amended by adding a new Section 4A.1 as follows:

        "4A.1 MINIMUM COMPENSATION UNDER 1997 PREMIUM PRICED STOCK OPTION PLAN AS A RESULT OF A CHANGE OF CONTROL

                  "4A.1 Executive's Rights. In the event that, during the term of this Agreement, the Company undergoes a "change of ownership or control," as defined in Section 4.3, then Executive shall be entitled to the following cash compensation for each affected unexercised stock option ("Premium Priced Option") granted to Executive under the Company's Amended 1997 Premium Priced Stock Option Plan (the "Premium Priced Plan"):

                  "a. The right to exercise any and all granted and unexercised Premium Priced Options in accordance with their terms (whether or not such Premium Priced Options are actually vested), as if all such unexercised stock options were fully vested, within one year of the effective date of such "change of ownership or control;"

                  "b. If the "Adjusted Change of Control Consideration" (as defined in Section 4A.1(c)) is equal to, or in excess of the exercise price of any of the Premium Priced Options, an amount in cash equal to the excess of the Adjusted Change of Control Consideration, over the exercise price of each Premium Priced Option, adjusted to reflect any excise taxation incurred by Executive resulting from such payment. No additional compensation will be paid to Executive if the per share consideration for a Change of Control transaction is equal to or greater than $115.00.

                  "c. As used in this Section 4A.1, the term "Adjusted Change of Control Consideration" means and refers to the per share consideration to be received by each holder of the Company's Class B Common Stock upon consummation of a transaction effecting a "change of ownership or control" times one hundred and ten percent (110%)."



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        2. LIMITATION OF AMENDMENTS. Except as expressly provided herein, no terms or provisions of any agreement or instrument are modified or changed by this Amendment and the terms and provisions of the Agreement, as amended by this Amendment, shall continue in full force and effect.

        3. GOVERNING LAW. This Amendment shall be construed, interpreted and enforced in accordance with, and governed by California law.

        4. CAPITALIZED TERMS. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

        5. DUPLICATE ORIGINALS; EXECUTION IN COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

        6. WAIVERS AND AMENDMENTS. Neither this Amendment nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

        7. SECTION HEADINGS. The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Amendment and shall not affect the construction hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.



                                            PACIFICARE HEALTH SYSTEMS, INC.,
                                            a Delaware corporation


                                            ____________________________________
                                            By:     Alan R. Hoops
                                            Title:  Chairman and
                                                    Chief Executive Officer


                                            ____________________________________



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